Exhibit 99.1

REGADO ANNOUNCES INITIATION OF DSMB REVIEW OF REGULATE-PCI DATA

BASKING RIDGE, N.J., July 2, 2014 /PRNewswire/ — Regado Biosciences, Inc. (Nasdaq: RGDO), a biopharmaceutical company focused on the Phase 3 clinical development of Revolixys™ Kit (previously known as REG1), its first-in-class, actively controllable antithrombotic drug system, today announced that the Data Safety Monitoring Board (DSMB) has initiated an unplanned review of data from the REGULATE-PCI trial. Patient enrollment has been paused until the DSMB has completed its analysis and communicated its recommendations, which are anticipated within the next 8 weeks. The DSMB will conduct a full analysis of safety and treatment benefit-risk ratio of all patients enrolled to date (3234) with a focus on serious adverse events related to allergic reactions. Regado and the trial’s academic leadership have been and will remain blinded to study results during this period.

Conference Call and Webcast July 3, 2013, at 8:30 AM ET

Regado will host a conference call and live audio webcast Thursday, July 3, 2014, at 8:30 AM EDT to discuss the REGULATE-PCI trial. The call can be accessed by dialing 1-877-870-4263 (U.S. and Canada) or 1-412-317-0790 (international). To access the live audio webcast, or the subsequent archived recording, visit the “Investors – News & Events” section of the Regado website at www.regadobio.com. The webcast will be recorded and available for replay on the Company’s website for two (2) weeks.

ABOUT REGADO BIOSCIENCES

Regado Biosciences, Inc., is a biopharmaceutical company focused on the discovery and development of novel, oligonucleotide-based actively controllable therapeutics. Our initial focus is on applications in the acute and sub-acute cardiovascular therapeutic area. The company’s lead product candidate, Revolixys™ Kit, is a two-component system consisting of pegnivacogin, an anticoagulant aptamer specifically targeting coagulation Factor IXa, and its complementary oligonucleotide active control agent, anivamersen. Revolixys™ Kit is currently being evaluated in the REGULATE-PCI trial, a worldwide Phase 3 trial enrolling 13,200 patients with acute coronary syndromes (ACS) undergoing percutaneous coronary intervention (PCI), a hospital-based procedure used to mechanically open or widen obstructed coronary arteries. Regado’s actively controllable product candidates have the potential to improve patient outcomes and enhance the patient experience, provide direct therapeutic control to physicians and reduce overall treatment costs. More information can be found at www.regadobio.com.

For more information on REGULATE-PCI, please visit: http://www.clinicaltrials.gov/ct2/show/NCT01848106

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the progress of the REGULATE-PCI trial, enrollment in the REGULATE-PCI trial, the expected timing for receipt of the DSMB’s analysis and recommendations, the prospects for the completion of the REGULATE-PCI trial and any regulatory approval of Revolixys™ Kit and the successful commercialization of Revolixys™ Kit if approved. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from those projected in forward-looking statements include the outcome of the DSMB’s analysis and the content of the DSMB’s recommendations, as well as the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014, and in the Company’s other periodic filings with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company has no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

David Schull

Russo Partners

212-845-4271

david.schull@russopartnersllc.com

Investor Relations Contacts:

Adam Cutler

Trout Group

646-378-2936

regadobio@troutgroup.com

120 Mountain View Boulevard            1st Floor            Basking Ridge, NJ 07920            www.regadobio.com